Cardiff Oncology Announces the Appointments of Katherine L. Ruffner, M.D., as Chief Medical Officer and James E. Levine as Chief Financial Officer
•Dr. Ruffner is a US-trained hematologist/oncologist with over 25 years of clinical care, oncology biotechnology and pharmaceutical drug development experience
•Mr. Levine has over 20 years of corporate and investment banking experience in the biotechnology and pharmaceutical sectors
•Inducement Grants Issued Pursuant to Nasdaq Listing Rule 5635(c)(4)
SAN DIEGO (July 12, 2021) – Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company developing onvansertib to treat cancers with the greatest medical needs for new treatment options, including KRAS-mutated colorectal cancer, pancreatic cancer, and castrate-resistant prostate cancer, today announced the appointments of Katherine L. Ruffner, M.D., as chief medical officer (CMO) and James E. Levine as chief financial officer (CFO).
Dr. Ruffner has over 25 years of clinical care, oncology biotechnology, and pharmaceutical drug development experience. Mr. Levine has extensive corporate and investment banking experience in the biotechnology industry, including corporate finance, capital markets and business development. In their newly created roles at Cardiff Oncology, Dr. Ruffner will be responsible for overseeing the strategy and execution of clinical programs, as well as the identification and evaluation of pipeline expansion opportunities. In his role as CFO, Mr. Levine will guide Cardiff Oncology’s financial strategy and lead its business development efforts, which will focus on maintaining an optimal financial benefit-risk balance across each of the Company’s programs. Mr. Levine will also serve as the Company’s principal financial and accounting officer.
“With these appointments we have continued to execute on our goal of strengthening our executive team through the addition of highly talented individuals with complementary skill sets,” said Mark Erlander, Ph.D., chief executive officer of Cardiff Oncology. “They come at a time of significant company opportunity and growth, as our lead program in KRAS-mutated metastatic colorectal cancer is poised for important clinical milestones and we have a meaningful and exciting platform of new clinical indications on the horizon. Katherine’s extensive experience in oncology clinical care and drug development, including advancing novel cancer treatments towards regulatory approval, makes her an ideal fit to lead onvansertib’s development as we work to advance our clinical programs. Her talents, along with Jamie’s track record of financing clinical-stage biotech companies, leading business development pre-clinical and clinical collaborations, and commercial partnerships, will be instrumental to our continued evolution as a company and our commitment to increasing shareholder value. We are thrilled to welcome Katherine and Jamie to our team.”
“Onvansertib in combination with other anti-cancer therapeutics has the potential to address unmet patient needs in a number of critically important cancer indications that are currently underserved by available standard-of-care therapies,” said Dr. Ruffner. “I am excited to be joining the Cardiff Oncology team to advance these important potential new treatment options in an environment that combines a rare blend of the nimbleness of a clinical-stage biotech company with the resources, expertise and rigor of a much more mature company.”
Mr. Levine added, “This is a pivotal time to be joining Cardiff Oncology. With a strong financial foundation, a base of healthcare-focused institutional investors and promising clinical data, the Company is well positioned for upcoming clinical and pre-clinical catalysts. I look forward to working with my new colleagues as we strive to generate shareholder value and, most importantly, address the medical needs of patients with cancer through onvansertib’s continued clinical development.”
Appointee Bios
Dr. Ruffner is a US-trained hematologist/oncologist and brings extensive experience in oncology clinical development and clinical care, from early clinical phase through post-commercialization, both at major pharma companies and focused biotech companies.
Most recently, Dr. Ruffner served as vice president, clinical development for ALX Oncology, where she led strategy and execution of their initial clinical asset across a number of different malignancies, both solid tumor and hematologic, and achieved rapid clinical growth from a single trial open in two countries to a program with six global trials across five different cancer indications. Prior to joining ALX, she was a consulting global clinical lead for Lumoxiti at Acerta/Astra Zeneca, and from April 2008 to February 2019, held multiple clinical development positions within the oncology field, most recently as vice president, clinical development for CTI Biopharma, where she oversaw design of Phase 3 confirmatory protocol for pacritinib in myelofibrosis. Previously, Dr. Ruffner served as senior director, clinical development/medical affairs for Seattle Genetics, and before that, as clinical lead for the immuno-oncology agent pidilizumab in hematologic malignancies at Medivation. Earlier in her career, Dr. Ruffner worked in oncology clinical development at Pfizer, Biogen, and Amgen in addition to providing clinical care of patients undergoing treatment for hematologic malignancies.
Dr. Ruffner earned a BS in Biology from Duke University and an MD from the University of Tennessee. She went on to complete her internal medicine residency at the University of Michigan and her oncology fellowship at the University of Washington/Fred Hutchinson Cancer Research Center. Prior to joining industry, she was an Assistant Professor at Vanderbilt University from 2002-2007 on the Hematopoietic Stem Cell faculty.
Mr. Levine joins Cardiff Oncology with extensive corporate and investment banking experience with both private and public biotechnology and pharmaceutical companies. Prior to joining Cardiff Oncology, Mr. Levine served as CFO of Cidara Therapeutics, where he led the financial aspects of important pre-clinical and clinical collaborations with Janssen Pharmaceuticals (part of Johnson & Johnson) and Mundipharma with a combined value of over $1.3 billion. Previously, Mr. Levine was the president and chief executive officer of Sapphire Energy Inc., a private industrial biotechnology company that was sold to two private investor groups. He also previously served in the same roles at Verenium Corp., where he negotiated six product commercialization partnerships and asset sales, before selling the company to BASF. He also previously was a managing director in the investment banking division of Goldman Sachs & Co., serving in its healthcare and energy groups.

Mr. Levine earned an MBA in finance from the Wharton School of the University of Pennsylvania and a BA in economics from Brandeis University.
Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)
In connection with Dr. Ruffner and Mr. Levine joining Cardiff Oncology, the Company’s Board of Directors approved the grant of non-qualified stock option awards to purchase 200,000 and 390,000, shares of Cardiff Oncology common stock, respectively, outside of the Cardiff Oncology 2021 Omnibus Equity Incentive Plan. The stock options were granted as inducements material to Dr. Ruffner and Mr. Levine becoming employees of Cardiff Oncology in accordance with Nasdaq Listing Rule 5635(c)(4). The options were granted to Dr. Ruffner and Mr. Levine as of July 12, 2021, and have an exercise price of $6.55 per share, which is equal to the closing price of Cardiff Oncology’s common stock on the day immediately preceding the grant date. The options vest over four years, with 25% vesting after 12 months and the remaining shares vesting monthly over the following 36 months, subject to Dr. Ruffner’s and Mr. Levine ‘s continued employment with Cardiff Oncology on such vesting dates.
About Cardiff Oncology, Inc.
Cardiff Oncology is a clinical-stage biotechnology company with the singular mission of developing new treatment options for cancer patients in indications with the greatest medical need. Our goal is to overcome resistance, improve response to treatment and increase overall survival.  We are developing onvansertib, a first-in-class, third-generation Polo-like Kinase 1 (PLK1) inhibitor, in combination with standard-of-care anti-cancer therapeutics. Our clinical development programs incorporate tumor genomics and biomarker technology to enable assessment of patient response to treatment. We have three clinical programs currently ongoing: a Phase 1b/2 study of onvansertib in combination with FOLFIRI/Avastin® (bevacizumab) in KRAS-mutated metastatic colorectal cancer (mCRC); a Phase 2 study of onvansertib in combination with Zytiga® (abiraterone)/prednisone in metastatic castrate-resistant prostate cancer (mCRPC); and a Phase 2 trial of onvansertib in combination with nanoliposomal irinotecan, leucovorin and fluorouracil for the second-line treatment of patients with metastatic pancreatic ductal adenocarcinoma (PDAC). A Phase 2 study of onvansertib in combination with decitabine in relapsed or refractory acute myeloid leukemia (AML) completed enrollment in 2020. For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2020, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
Vicki Kelemen
Chief Operating Officer
858-952-7652
vkelemen@cardiffoncology.com

Investor Contact:
Joyce Allaire
LifeSci Advisors
212-915-2569
jallaire@lifesciadvisors.com

Media Contact:
Amy Jobe, Ph.D.
LifeSci Communications
315-879-8192
ajobe@lifescicomms.com

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